EXHIBIT 99.3

Citigroup Inc.
GBP 225,000,000 6.25% Notes due 2 September 2019
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	British pounds sterling (“GBP”)
3.	Aggregate Nominal Amount:	GBP 225,000,000
4.	Issue Price:	98.694% of the Aggregate Nominal Amount
5.	Specified Denominations:	GBP 1,000, GBP 10,000 and GBP 100,000
6.	Issue Date:	2 September 1999
7.	Maturity Date:	2 September 2019
8.	Interest Basis:	Fixed Rate
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Luxembourg
PROVISIONS RELATING TO INTEREST
12.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	6.25% per annum payable annually in arrears
	(ii) Interest Payment Date:	2 September in each year. Following Business Day Convention.
	(iii) Fixed Coupon Amounts:	GBP 62.50 per Note of GBP 1,000, GBP 625.00 per Note of GBP 10,000 and GBP 6,250.00 per Note of GBP 100,000
	(iv) Day Count Fraction:	30/360
	(v) Business Day:	London
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par
14.	Early Redemption Amount:	Par, payable upon redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes
16.	Redenomination, renominalization and reconventioning provisions:	Applicable
17.	Consolidation provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION
19.	ISIN Code:	XS0101328432
20.	Common Code:	010132843